Exhibit 10.5

PROMOTIONAL SHARES LOCK-IN AGREEMENT

I.	This Promotional Shares Lock-In Agreement (“Agreement”), which was entered into on the 20th day of July, 2009, by and between Audience Productions, Inc., a Washington corporation (“API”), whose principal place of business is located in Seattle, WA, Jay T. Schwartz, George Brumder, and Julie Chase (“Owners”), and Beacon Law Advisors PLLC, a Washington professional limited liability company (“Security Holder”) witnesses that:

A.	The Issuer has filed, or anticipates filing, an application with the Securities Administrators of the states of CA, CO, CT, DC, FL, GA, HI, IL, IN, LA, MD, MN, NH, NJ, NY, RI, UT, WA, WI, WY and Canadian provinces of AB, BC, MB, OT, QC (“Administrators”) to register certain of its Series A Preferred Shares (the “SERIES A PREFERRED SHARES”) for sale to public investors who are residents of those states and provinces (“Registration”);

B.	Owners are the equal owners of three common shares (the “PROMOTIONAL SHARES”), and Security Holder has agreed to act as escrow agent to hold the PROMOTIONAL SHARES on behalf of Owners until they are released from escrow in accordance with the terms of this Agreement.

C.	As a condition to Registration, the Issuer and Security Holder (“Signatories”) agree to be bound by the terms of this Agreement.

II.	THEREFORE, the Security Holder agrees to act as escrow agent and to hold the PROMOTIONAL SHARES on Owners’ behalf and agrees not to, on the Issuer’s behalf, sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, the PROMOTIONAL SHARES as defined in the North American Securities Administrators Association (“NASAA”) Statement of Policy on Corporate Securities Definitions and all certificates representing share dividends, share splits, recapitalizations, and the like, that are granted to, or received by, the Security Holder while the PROMOTIONAL SHARES are subject to this Agreement.

The PROMOTIONAL SHARES shall be released from this Agreement in accordance with the terms described in Paragraph III.

III.	THEREFORE, the Signatories agree and will cause the following:

A.	Issuer shall cause, in the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer’s assets or securities (including by way of tender offer), redemption of the Series A Preferred Shares, or any other transaction or proceeding with a person who is not a “Promoter”, as that term is defined in the NASAA Statement of Policy on Corporate Securities Definitions, which results in the distribution of the Issuer’s assets or securities (“Distribution”), while this Agreement remains in effect that:

1.	All holders of the Issuer’s SERIES A PREFERRED SHARES will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their SERIES A PREFERRED SHARES (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Issuer’s SERIES A PREFERRED SHARES pursuant to the public offering (“Public Shareholders”) have received, or have had irrevocably set aside for them, an amount that is equal to one hundred and seven percent (107%) of the public offering’s price per share times the number of SERIES A PREFERRED SHARES that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for splits, dividends recapitalizations and the like; and

2.	Thereafter, fifty percent (50%) of the amount of Issuer’s cash or other consideration available for distribution shall be allocated to the Owner and fifty percent (50%) shall be allocated to all holders of the Issuer’s SEIES A PREFERRED SHARES who shall thereafter participate in such fifty percent (50%) on an equal, per share basis times the number of SERIES A PREFERRED SHARES, in accordance with the public offering registration statement, they hold at the time of the Distribution, adjusted for splits, dividends, recapitalizations and the like.

3.	The Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraphs 1 and 2 above if a majority of the SERIES A PREFERRED SHAREHOLDERS vote, or consent by consent procedure, to approve the lesser terms and conditions.

B.	In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer’s assets or securities (including by way of tender offer), redemption of the Series A Preferred Shares, or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the PROMOTIONAL SHARES shall be released.

C.	The PROMOTIONAL SHARES may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

D.	The economic value of the portion of the PROMOTIONAL SHARES of a deceased member of the Owner may be hypothecated to pay the expenses of the deceased Owner’s estate. The hypothecated PROMOTIONAL SHARES shall remain subject to the terms of this Agreement. The PROMOTIONAL SHARES may not be pledged to secure any other debt.

E.	The PROMOTIONAL SHARES may be transferred by gift to the Owner’s family members, provided that the PROMOTIONAL SHARES shall remain subject to the terms of this Agreement.

F.	The PROMOTIONAL SHARES shall not have voting rights.

G.	A notice shall be placed on the face of each share certificate of the PROMOTIONAL SHARES covered by the terms of the Agreement stating that the transfer of the shares evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

H.	A typed legend shall be placed on the reverse side of the share certificates of the PROMOTIONAL SHARES representing the share covered by the Agreement which states that the sale or transfer of such shares evidenced by the certificate is subject to certain restrictions pursuant to an agreement between the Security Holder, the Owners and the Issuer, which agreement is on file with the Issuer from which a copy is available upon request and without charge.

I.	The term of this Agreement shall begin on the date that the Registration is declared effective by the Administrators (“Effective Date”) and shall terminate in accordance with the following:

If the Issuer’s aggregate revenues are:

1. $500,000 or more, and neither an auditor’s opinion nor any footnote to the Issuer’s latest audited financial statements contain an opinion or statement regarding the ability of the Issuer to continue as a going concern, then the required release of locked-in PROMOTIONAL SHARES is as follows:

a. Year 1 – none

b. Year 3 – none

c. Year 3 – all

2. Less than $500,000, then the required release of the locked-in PROMOTIONAL SHARES is as follows:

a. Year 1 – none

b. Year 2 – none

c. Year 3 – none

d. Year 4 – none

e. Year 5 – all

3. In the event the locked-in PROMOTIONAL SHARES become a “Covered Security” as defined in Section 18(b)(1) of the Securities Act of 1933, the Security Holder must release the locked-in PROMOTIONAL SHARES.

4. If the public offering is terminated, and no securities were sold, the Security Holder must release the PROMOTIONAL SHARES.

5. If the public offering is terminated, and all of the gross proceeds of the offering have been returned to the public investors, the Security Holder must release the PROMOTIONAL SHARES.

6. If a Distribution is made in accordance with the terms of Paragraph III, the Security Holder must release the PROMOTIONAL SHARES.

J.	The documentation required for termination of this Agreement and/or release of the PROMOTIONAL SHARES must include:

1. A written request for release of the PROMOTIONAL SHARES to the Security Holder.

2. Documentation from the Issuer showing that the requirements described in Paragraph I have been met.

3. The Security Holder must maintain all records relating to this Agreement for three (3) years following termination of the Agreement.

4. The Security Holder must forward copies of all retained records to the Administrator promptly upon written request.

K.	This Agreement to be modified only with the written approval of the Administrators.

IV.	THEREFORE, the Issuer will cause the following:

A.	A manually signed copy of the Agreement signed by the Signatories to be filed with the Administrators prior to the Effective Date;

B.	Appropriate share transfer orders to be placed with the Issuer’s share transfer agent against the sale or transfer of the limited liability company shares covered by the Agreement prior to its expiration, except as may otherwise be provided in this Agreement;

C.	The above share restriction legends to be placed on the periodic statement sent to the registered owners if the security subject to this Agreement is an uncertificated security.

Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original. The Signatories have signed the Agreement in the capacities, and on the dates, indicated.

IN WITNESS WHEREOF, the Signatories have executed this Agreement.

ISSUER: Audience Productions, Inc.

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz
Title:	President

SECURITY HOLDER: BEACON LAW ADVISORS, PLLC

By:	/s/ NOEL HOWE
Name:	Noel Howe
Title:	Principal of Beacon Law Advisors, PLLC

OWNERS:

By:	/s/ JAY T. SCHWARTZ
Name:	Jay T. Schwartz

By:	/s/ GEORGE BRUMDER
Name:	George Brumder

By:	/s/ JULIE CHASE
Name:	Julie Chase